Exhibit 99.1

February 3, 2012

Dear Team Members,

Two weeks ago I wrote of BI-LO Chairman Randall Onstead’s visit to our operating area to meet with many of you in our distribution centers, regional offices and headquarters. Since then a lot has developed: Winn-Dixie and BI-LO functional counterparts have begun the crucial integration planning process; we announced two new moves for Winn-Dixie CFO Bennett Nussbaum and BI-LO CFO Brian Carney – great wins for the future combined company; and we’ve just set March 9, 2012, as the date for a special shareholder meeting to vote to approve the proposed merger.

While swift progress is great, we also know in times of change it is only natural to become anxious. Fear of the unknown and the playing of “what if” scenarios are natural. Yet, throughout this process you have remained focused and delivered what we have asked of you: to continue “business as usual” and stay dedicated to serving our guests.

But I know it is not easy.

I’d like to share with you a couple thoughts Randall conveyed to me during his visit that reinforce my support of this transaction.

First, we talked openly about different types of merger scenarios. We agreed that at the end of the day, some work and some don’t – usually because the combined companies are so different that they fail to create greater value. Randall and I believe these two companies are so complementary – from our geographical footprints that don’t overlap, to our fuelperks! programs, to our guest reward cards – that this transaction will result in an equation where “one plus one will be greater than two.” This tells me Randall not only sees but appreciates the great value in what we’ve created in the past seven years.

Second, in my discussions with Randall, he was quick to praise the hearts of our people, the strengths of our management team, and the great accomplishments that have propelled us to where we are today. These are kind words, but what followed is more important: in his opinion, if it weren’t for the qualities of our people, Winn-Dixie and BI-LO probably wouldn’t be doing the merger at all.

And that’s because one plus one is greater than two.

We understand waiting for new “news” is never easy, which is why we will continue to update you on the integration planning process as decisions are made. But during those quiet periods, just remember that I firmly believe that the combined company will be stronger than our individual businesses, and following the close of the merger, you will be even prouder than you are today when you say “this is MY Winn-Dixie.”

Keep up the good work and I’ll see you in the stores.

Peter Lynch

Chairman, CEO and President

Additional Information and Where to Find it

In connection with the proposed merger and required shareholder approval, Winn-Dixie Stores, Inc. has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY WINN-DIXIE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT WINN-DIXIE AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Winn-Dixie Stores, Inc. with the SEC may be obtained free of charge by contacting Winn-Dixie at Winn-Dixie Stores, Inc., Attn: Investor Relations, 5050 Edgewood Court, Jacksonville, Florida, 32254-3699. Our filings with the SEC are also available on our website at www.WinnDixie.com.

Participants in the Solicitation

Winn-Dixie and its officers and directors may be deemed to be participants in the solicitation of proxies from Winn-Dixie’s shareholders with respect to the merger. Information about Winn-Dixie’s officers and directors and their ownership of Winn-Dixie’s common shares is set forth in the proxy statement for Winn-Dixie’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2011. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Winn-Dixie and its officers and directors in the merger by reading the preliminary proxy statement, as well as the definitive proxy statements regarding the merger, which will be filed with the SEC.